DISTRIBUTION AGREEMENT

This DISTRIBUTION AGREEMENT (this “Agreement’) is made as of November 13, 2024, by and between Allspring Exchange-Traded Funds Trust, a Delaware statutory trust (the “Trust”), on behalf of each series of the Trust now or hereafter identified on Schedule I (each, a “Fund” and collectively, the “Funds”), and Allspring Funds Distributor, LLC, a Delaware limited liability company (the “Distributor”). Absent written notification to the contrary by either the Trust or the Distributor, each new series established in the future shall automatically become a “Fund” for all purposes hereunder and shares of each new Fund established in the future shall automatically become “Shares” for all purposes hereunder as if set forth on Schedule I.
WHEREAS, the Trust is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an open-end management series investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and its shares of beneficial interest (“Shares”) are registered with the SEC under the Securities Act of 1933, as amended (the “1933 Act”);
WHEREAS, the Trust intends to create and redeem Shares of each Fund on a continuous basis at their net asset value only in aggregations constituting Creation Units (as defined in each Fund’s currently effective registration statement filed with the SEC under the 1933 Act and the 1940 Act (the “Registration Statement”));
WHEREAS, the Shares of each Fund will be listed on one or more national securities exchanges (together, the “Listing Exchanges”); and
WHEREAS, the Trust desires to retain the Distributor to act as the exclusive distributor with respect to the issuance and distribution of Creation Units of each Fund, to market the Funds and the Shares on an ongoing basis, to enter into agreements (each an "Authorized Participant Agreement") with certain financial institutions to authorize them to purchase and redeem Creation Units (such institutions referred to herein as “Authorized Participants”), to receive and process orders from Authorized Participants for Creation Units, and to enter into arrangements with broker-dealers and other financial intermediaries who may solicit purchases of Creation Units, each as set forth in each Fund’s prospectus and/or statement of additional information constituting parts of the Registration Statement, as amended and filed with the SEC (a “Prospectus”).
WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”);
NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.
Services as Distributor.

1.1.
The Trust hereby appoints the Distributor to serve as the exclusive distributor of Creation Units of each Fund and to provide the services set forth herein, and the Distributor accepts such appointment and agrees to furnish such services in accordance with any instructions of the Trust’s Board of Trustees (the “Board” or “Trustees”) and with the Prospectus.
1.2.
The Trust grants to Distributor the right to sell, on a continuous and “best efforts” basis, its Creation Units authorized for issue at a price based on the applicable net asset value, in accordance with the Prospectus and pursuant to the terms of the Authorized Participant Agreement, as agent and on behalf of the Trust, during the term of this Agreement and subject to the registration requirements of the 1933 Act, the rules and regulations of the SEC and the laws governing the sale of securities in the various states. The Trust agrees that it will take all action necessary to register the Shares under the federal securities laws and, if required by applicable law, state securities laws so that there will be available for sale the number of Shares necessary in connection with the number of Creation Units the Distributor may reasonably be expected to sell.
1.3.
The Trust shall make the Prospectus available to the Distributor in electronic form. The Trust shall pay all fees and expenses incurred in connection with (i) registering Shares of each Fund with the SEC and qualifying such Shares for sale in such states that the officers of the Trust determine advisable; (ii) preparing, setting in type, printing and mailing any Prospectus, report or other communication to shareholders or Authorized Participants of the Trust in their capacity as such; and (iii) responding to inquiries from regulatory bodies having jurisdiction over the Distributor or the Trust to the extent such inquiries relate to the Trust. The Trust’s investment manager and/or adviser or its affiliates may pay or reimburse the Trust’s fees and expenses described in this Agreement pursuant to a separate agreement or undertaking.
1.4.
The Trust expressly acknowledges and agrees that the Distributor may utilize State Street Bank and Trust Company (“State Street”), the Trust’s transfer agent, as a designee to receive and process orders for Creation Units, which designee is to be considered each Fund’s agent pursuant to the terms of this Agreement. The Distributor shall take commercially reasonable steps to ensure that State Street complies with all of the duties and responsibilities imposed on the Distributor in this Agreement, to the extent such duties and responsibilities are delegated to State Street. Notwithstanding the foregoing, the Distributor shall be fully and wholly liable and responsible to the Trust for all actions or omissions on the part of State Street.

1.5.
The Distributor shall perform the services set forth herein, including, but not limited to: (i) marketing the Funds and the Shares on an ongoing basis, including all forms of marketing activity, whether digital or terrestrial and whether direct or indirect, including without limitation: public relations, advertising, sponsorship, conferences, events, sales and sales support, digital and social outreach; (ii) coordinating and executing Authorized Participant Agreements, in the form approved by the Trust and State Street, with Authorized Participants; (iii) approving and disapproving creation and redemption orders received by State Street from Authorized Participants pursuant to procedures established by the Trust, the Distributor and State Street; (iv) preparing, reviewing and providing advice with respect to, and file with the federal and state agencies, FINRA or other organizations as required by federal, state, or other applicable laws and regulations or the rules of any applicable self-regulatory organization, all sales literature (advertisements, brochures and shareholder communications) for each Fund; (v) responding to FINRA comments on marketing materials (vi) ensuring that all direct requests to Distributor for Prospectuses, Statements of Additional Information, product descriptions and periodic fund reports, as applicable, are fulfilled; and (vii) maintaining and preserving for the periods prescribed by Rule 31a-2 under the 1940 Act, such records as are required to be maintained by Rule 31a-1(d) under the 1940 Act.
1.6.
The Distributor shall pay all costs and expenses incurred by it in connection with the performance of its duties hereunder (other than expenses and costs deemed payable by the Trust or the Funds and other than expenses which one or more Authorized Participants may bear pursuant to any agreement with Distributor).
1.7.
The Trust shall furnish from time to time, for use in connection with the sale of Shares, such information with respect to the Funds and Shares as the Distributor may reasonably request, and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent.  The Trust shall also furnish the Distributor upon request with: (a) audited annual and unaudited semi-annual financial statements with respect to each Fund, and (b) from time to time such additional information regarding the Funds’ financial condition as the Distributor may reasonably request.
1.8.
The Distributor shall be entitled to no compensation or reimbursement of expenses from the Trust for the services provided by the Distributor pursuant to this Agreement. The Distributor may be reimbursed for all or a portion of the expenses described above and/or compensated for the services rendered hereunder, to the extent permitted by a distribution plan adopted by the Trust on behalf of a Fund pursuant to Rule 12b-1 under the 1940 Act (the “Plan”).  No provision of this Agreement shall be deemed to prohibit any payments by a Fund to the Distributor or by a Fund or the Distributor to broker-dealers through whom Shares of the Fund are sold where such payments are made under the Plan.
1.9.
The Distributor shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board, including reports regarding the use of Rule 12b-1 payments received by the Distributor, if any.

2.
Representations and Undertakings.
2.1.
The Trust represents, warrants and covenants that: (a) all Registration Statements filed by the Trust with the SEC under the 1933 Act, with respect to Shares have been prepared in conformity with the requirements of the 1933 Act and rules and regulations of the SEC thereunder; and (b) any Registration Statement, when such Registration Statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such Registration Statement will be true and correct when such Registration Statement becomes effective; and that no Registration Statement, when such Registration Statement becomes effective, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares.
2.2.
The Distributor hereby represents, warrants and covenants as follows: (a) it is duly organized, validly existing and in good standing under the laws of the state of its formation, and has all requisite power under the laws of such state and applicable federal law to conduct its business as now being conducted and to perform its obligations as contemplated by this Agreement; (b) it has full power, right and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all requisite actions on its part, and no other proceedings on its part are necessary to approve this Agreement or to consummate the transactions contemplated hereby; (d) this Agreement has been duly executed and delivered by it; this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles (whether enforcement is sought by proceedings in equity or at law); (e) it is not a party to any, and there are no, pending or, to the Distributor’s knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations or inquiries of any nature against it or its properties or assets which would reasonably be expected to, individually or in the aggregate, have a material adverse effect upon its business or financial condition, and there is no injunction, order, judgment, decree, or regulatory restriction imposed upon it or any of its properties or assets that would prohibit its ability to perform its obligations hereunder; (f) it is registered as a broker-dealer with the SEC under the 1934 Act; (g) it is and will remain in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, all applicable provisions of the 1940 Act, the 1934 Act, the rules and regulations thereunder and the rules and regulations of any securities association registered under the 1934 Act, including without limitation any net capital requirements; (h) it is a member in good standing of FINRA and will act in material compliance with all applicable FINRA or NASD Conduct Rules as they relate to the services of the Distributor performed pursuant to this Agreement; (i) it shall not give any information or make any representations relating to the Trust other than those contained in the Prospectus or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor’s use; and (j) it will maintain compliance policies and procedures (a “Compliance Program”) reasonably designed to prevent violations of the Federal Securities Laws (as defined in Rule 38a-1 of the 1940 Act) and to provide any and all information with respect to the Compliance Program, including without limitation, information and certifications with respect to material violations of the Compliance Program and any material deficiencies or changes therein, as may be reasonably requested by the Trust’s chief compliance officer or the Board with respect to the Distributor’s services to the Trust under this Agreement.
2.3.
No Shares shall be offered by either the Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus, as required by Section 10(b) of the 1933 Act, is not on file with the SEC; provided, however, that nothing contained in this paragraph 2.3 shall in any way restrict or have any application to or bearing upon the Trust’s obligation to satisfy redemption orders in accordance with the provisions of the Trust’s Prospectus.
2.4.
The Trust agrees to advise the Distributor as soon as reasonably practicable of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement then in effect or of the initiation of any proceeding for that purpose.
3.
Indemnification.

3.1.
The Trust agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers and directors, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in the Registration Statement or necessary to make any statement in such documents not misleading; provided, however, that the Trust’s agreement to indemnify the Distributor, its officers and directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or in any financial or other statements in reliance upon and in conformity with any information furnished to the Trust by the Distributor or any affiliate thereof and used in the preparation thereof; and further provided that the Trust’s agreement to indemnify the Distributor, its officers and directors, and any such controlling person shall not be deemed to cover any liability to the Trust or its shareholders to which the Distributor, its officers and directors, or any such controlling person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the Distributor’s, its officer’s or director’s, or any such controlling person’s duties, or by reason of the Distributor’s, its officer’s or director’s, or any such controlling person’s reckless disregard of its obligations and duties under this Agreement.
3.2.
The Distributor agrees to indemnify, defend and hold the Trust, its several officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigation or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees, or such controlling person resulting from such claims or demands, shall arise out of or be based upon (a) any untrue, or alleged untrue, statement of a material fact contained in information furnished by the Distributor or any affiliate thereof to the Trust or its counsel and used in the Registration Statement, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished by the Distributor or any affiliate thereof to the Trust or its counsel required to be stated in such answers or necessary to make such information not misleading or (b) any alleged willful misfeasance, bad faith or negligence in the performance of the Distributor’s obligations and duties under the Agreement or by reason of its alleged reckless disregard thereof.
4.
Confidentiality.
The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Funds and/or the Trust and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except when so requested by the Trust or after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and which may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities.  In accordance with Regulation S-P, the Distributor and its affiliates will not disclose any non-public personal information, as defined in Regulation S-P, received from the Trust or any Fund regarding any shareholder; provided, however, that the Distributor and its affiliates may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to the Distributor and its affiliates, or as may be permitted by law.  The Distributor agrees to use reasonable precautions to protect and prevent the unintentional disclosure of such non-public personal information. The provisions of this Section 4 will not apply to information to the extent, but only to the extent, that such information is required to be disclosed pursuant to an applicable law, rule, regulation, government requirement or court order, or the rules of any Listing Exchange (provided, however, that the Distributor will advise the Trust of such required disclosure promptly upon learning thereof in order to afford the Trust a reasonable opportunity to contest, limit and/or assist the Distributor in crafting such disclosure).
5.
Anti-Money Laundering Program.
The Distributor represents and warrants that it (a) has adopted an anti-money laundering compliance program (“AML Program”) that satisfies the requirements of all applicable laws and regulations; and (b) will notify the Trust promptly if an inspection by the appropriate regulatory authorities of its AML Program identifies any material deficiency, and will promptly remedy any material deficiency of which it learns.
6.
Limitations of Liability.
Except as provided in paragraph 3.2, the Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any Fund in connection with matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement.
7.
Term.
This Agreement shall become effective on the date of its execution and, unless sooner terminated as provided herein, shall continue in effect for a period of two years from the date written above.  This Agreement shall thereafter continue from year to year, provided such continuance is specifically approved at least annually by (i) the Board or (ii) a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by the majority of the members of the Board who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, by vote cast in person at a meeting called for the purpose of voting on such approval.  This Agreement is not assignable and is terminable with respect to a Fund, without penalty, on not less than sixty (60) days’ written notice, by the Board, by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Fund, or by the Distributor.  This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).
8.
Release.
The names “Allspring Exchange-Traded Funds Trust” and “Trustees of Allspring Exchange-Traded Funds Trust” refer respectively to the Trust created by the Declaration of Trust and the Trustees as Trustees but not individually or personally.  All parties hereto acknowledge and agree that any and all liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Trust and that no Trustee, officer or shareholder shall be personally liable for any such liabilities.  All persons dealing with any Fund of the Trust must look solely to the property belonging to such Fund for the enforcement of any claims against the Trust.
9.
Miscellaneous.
9.1
No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.
9.2
This Agreement shall be governed by the laws of the State of Delaware.
10.
Notices.
Each party giving or making any notice, request, demand or other communication (each, a “Notice”) pursuant to this Agreement must give the Notice in writing and use one of the following methods of delivery: personal delivery, U.S. mail, internationally recognized overnight courier (with all fees prepaid), facsimile or e-mail. Any party giving a Notice shall address the Notice to the appropriate Person at the receiving party at the address listed below or to another address as designated by a party in a Notice pursuant to this Clause:
If to the Trust:

1415 Vantage Park Drive, 3rd Floor
Charlotte, NC 28203

If to the Distributor:

1415 Vantage Park Drive, 3rd Floor
Charlotte, NC 28203

11.
Questions of Interpretation.
Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such terms or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC, interpretations of the SEC or its staff, or SEC staff no-action letters, issued pursuant to the 1940 Act.  In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC thereunder, such provision will be deemed to incorporate the effect of such order, rule, regulation or interpretive release.  The duties and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware to the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted.
12.
Counterparts.
This Agreement may be executed in any manner of counterparts, each of which shall be deemed an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

ALLSPRING EXCHANGE-TRADED FUNDS TRUST
on behalf of the Funds

By:
Name:  Matthew Prasse
Title:    Secretary

                                                                      ALLSPRING FUNDS DISTRIBUTOR, LLC

By:
Name:   Michael Jewkes
Title:     Secretary

SCHEDULE I

DISTRIBUTION AGREEMENT

ALLSPRING EXCHANGE-TRADED FUNDS TRUST

Allspring Broad Market Core Bond ETF
Allspring Core Plus ETF
Allspring Income Plus ETF
Allspring LT Large Core ETF
Allspring LT Large Growth ETF
Allspring SMID Core ETF1
Allspring Special Large Value ETF
Allspring Ultra Short Municipal ETF2

Schedule I Amended: May 28, 2025

1
On May 28, 2025, the Board of Trustees of Allspring Exchange-Traded Funds Trust approved the establishment of the Allspring SMID Core ETF effective on or about July 8, 2025.
2
On May 28, 2025, the Board of Trustees of Allspring Exchange-Traded Funds Trust approved the establishment of the Allspring Ultra Short Municipal ETF effective on or about July 8, 2025.